SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 27, 2004

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware		0-26015		95-4627253
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

	5901 De Soto Avenue, Woodland Hills, California		91367
	(Address of principal executive offices)		(Zip Code)

(818) 668-2100
(Registrant's telephone number, including area code)

Item 7.     Financial Statements and Exhibits

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Exhibits:
	99.1	Youbet.com, Inc. Earnings Press Release dated April 27, 2004 (furnished pursuant to Item 12 of Form 8-K).

Item 12.     Results of Operations and Financial Condition

On April 27, 2004, Youbet.com, Inc. announced its financial results for the first quarter ended March 31, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

The first quarter earnings press release contains disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA), which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). The financial tables attached to the press release contain a tabular reconciliation of EBITDA to Net Loss, the GAAP financial measure most directly comparable to EBITDA. Disclosure regarding management's uses for EBITDA appears in the footnotes below the tabular reconciliation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.

Date: April 27, 2004	By:	/s/ Charles Champion
Charles Champion President and Chief Executive Officer